EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Ramp Corporation on Form S-8 of our report dated February 14, 2003, on the December 31, 2002 and 2001 consolidated financial statements of Medix Resources, Inc. appearing in the Annual Report on Form 10-K of Ramp Corporation (formerly Medix Resources, Inc.) for the year ended December 31, 2003.



                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                         ---------------------------------------
                                             Ehrhardt Keefe Steiner & Hottman PC

December 15, 2004
Denver, Colorado